CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 474 and Amendment No. 477 to the Registration Statement on Form N-1A of EA Series Trust with respect to Astoria US Small Cap Quality Growth Kings ETF and Astoria Dynamic Core US Fixed Income ETF, each a series of shares of EA Series Trust, under the heading “Other Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                             /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 25, 2025